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                                                      REGISTRATION NO. 001-12277

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                  FORM 10/A-1


                  GENERAL FORM FOR REGISTRATION OF SECURITIES
               PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                             ACNIELSEN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                   DELAWARE                                     06-1454128
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

               177 BROAD STREET                                   06901
            STAMFORD, CONNECTICUT                               (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

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              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (203) 961-3190

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                                       NAME OF EACH EXCHANGE ON WHICH
  TITLE OF EACH CLASS TO BE SO REGISTERED              EACH CLASS IS TO BE REGISTERED
--------------------------------------------    --------------------------------------------
   Common Stock, par value $.01 per share                 New York Stock Exchange

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                                      NONE

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ITEM 1.  BUSINESS.

     The information required by this item is contained under the sections "ACNielsen Business", "ACNielsen Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the ACNielsen Corporation
Financial Statements of the Information Statement dated October   , 1996
included herewith as Exhibit 2.1 (the "Information Statement") and such sections are incorporated herein by reference.

ITEM 2.  FINANCIAL INFORMATION.

     The information required by this item is contained under the sections "ACNielsen Selected Financial Data" and "ACNielsen Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Information Statement and such sections are incorporated herein by reference.

ITEM 3.  PROPERTIES.

     The information required by this item is contained under the section "ACNielsen Business -- Properties" of the Information Statement and such section is incorporated herein by reference.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The information required by this Item is contained under the section "ACNielsen Security Ownership by Certain Beneficial Owners and Management" of the Information Statement and such section is incorporated herein by reference.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS.

     The information required by this item is contained under the sections "ACNielsen Management and Executive Compensation -- ACNielsen Board of Directors" and "-- ACNielsen Executive Officers" of the Information Statement and such sections are incorporated herein by reference.

ITEM 6.  EXECUTIVE COMPENSATION.

     The information required by this item is contained under the section "ACNielsen Management and Executive Compensation" of the Information Statement and such section is incorporated herein by reference.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The information required by this Item is contained under the section "Relationship Among D&B, Cognizant and ACNielsen After the Distribution" of the Information Statement and such section is incorporated herein by reference.

ITEM 8.  LEGAL PROCEEDINGS.

     The information required by this item is contained under the section "ACNielsen Business -- Legal Proceedings" of the Information Statement and such section is incorporated herein by reference.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     The information required by this item is contained under the sections "The Distribution -- Listing and Trading of ACNielsen Common Stock and ACNielsen Common Stock", "Relationship Among D&B, ACNielsen and ACNielsen After the Distribution -- Employee Benefits Agreement", "Dividend Policy", "ACNielsen Management and Executive Compensation" and "Description of ACNielsen Capital Stock" of the Information Statement and such sections are incorporated herein by reference.

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

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

     On May 1, 1996, as part of its original incorporation, the Registrant issued 100 shares of its common stock, for a total consideration of $100.00, to The Dun & Bradstreet Corporation, which is and will be the Registrant's sole stockholder until the Distribution Date as defined and described in the section "The Distribution" of the Information Statement, and such section is incorporated herein by reference. Subsequent to the Distribution, The Dun & Bradstreet Corporation will hold no capital stock of the Registrant.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information required by this item is contained under the section "Description of ACNielsen Capital Stock" of the Information Statement and such section is incorporated herein by reference, except for the information under the caption "ACNielsen Rights Plan", which is not incorporated by reference as ACNielsen preferred share purchase rights and shares of Series A Junior Participating Preferred Stock described under such caption will be registered separately on a Registration Statement on Form 8-A.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The information required by this item is contained under the section "Description of ACNielsen Capital Stock -- Indemnification and Limitation of Liability for Directors and Officers" of the Information Statement and such section is incorporated herein by reference.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     The information required by this item is identified in the section "Index to Financial Statements -- ACNielsen Corporation" and is contained in the section "Financial Statements -- ACNielsen Corporation" of the Information Statement and such sections are incorporated herein by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL MATTERS.

     The information required by this item is identified in the section "ACNielsen Business -- Appointment of Independent Accountants" of the Information Statement and such section is incorporated herein by reference.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements

     The information required by this item is contained in (i) the "Index to Financial Statements" on page F-1 of the Information Statement and such information is incorporated herein by reference, and (ii) Schedule II- "Valuation and Qualifying Accounts" to this Registration Statement.

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

     (b) Exhibits

     The following documents are filed as exhibits hereto:


EXHIBIT
  NO.                                          DESCRIPTION
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
  2.1     Information Statement dated as of October   , 1996
  3.1     Form of Restated Certificate of Incorporation of ACNielsen Corporation*
  3.2     Form of Amended and Restated By-laws of ACNielsen Corporation*
  4.1     Specimen Common Stock certificate*
 10.1     Form of Distribution Agreement among The Dun & Bradstreet Corporation, Cognizant
          Corporation and ACNielsen Corporation*
 10.2     Form of Tax Allocation Agreement among The Dun & Bradstreet Corporation, Cognizant
          Corporation and ACNielsen Corporation*
 10.3     Form of Employee Benefits Agreement among The Dun & Bradstreet Corporation, Cognizant
          Corporation and ACNielsen Corporation*
 10.4     Form of Intellectual Property Agreement between and among The Dun & Bradstreet
          Corporation, Cognizant Corporation and ACNielsen Corporation*
 10.5     Form of Shared Transaction Services Agreement among The Dun & Bradstreet Corporation,
          Cognizant Corporation and ACNielsen Corporation*
 10.6     Form of Data Services Agreement among The Dun & Bradstreet Corporation, Cognizant
          Corporation and ACNielsen Corporation*
 10.7     Form of Transition Services Agreement among The Dun & Bradstreet Corporation,
          Cognizant Corporation and ACNielsen Corporation*
 10.8     Form of TAM Master Agreement between Cognizant Corporation and ACNielsen Corporation*
 10.9     Form of Indemnity and Joint Defense Agreement among The Dun & Bradstreet Corporation,
          Cognizant Corporation and ACNielsen Corporation*
 16.1     Letter from Coopers & Lybrand L.L.P. to ACNielsen Corporation confirming certain statements in the Information Statement*
 21       List of Subsidiaries of ACNielsen Corporation*
 27       Financial Data Schedule of ACNielsen Corporation*
 99.1     Chairman's Letter to Stockholders of The Dun & Bradstreet Corporation*
 99.2     Form of Rights Agreement between ACNielsen Corporation and First Chicago Trust
          Company of New York, as Rights Agent*


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* Previously filed.


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

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          ACNIELSEN CORPORATION

                                          BY: /S/  ELLENORE O'HANRAHAN

                                             -----------------------------------
                                             Name: Ellenore O'Hanrahan
                                             Title:  Vice President and
                                              Secretary


Date: October 9, 1996


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

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of ACNielsen Corporation:

Our report on the combined financial statements of ACNielsen Corporation (a wholly-owned subsidiary of The Dun & Bradstreet Corporation), as defined in the notes to the combined financial statements, as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, is included in this Form 10 on page F-23 of the Information Statement. In connection with our audits of such financial statements, we have also audited the related financial statement schedule set forth on page 7 of this Form 10.

In our opinion, the financial statement schedule referred to above when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


                                          COOPERS & LYBRAND L.L.P.


Stamford, Connecticut
September 16, 1996

                                                                     SCHEDULE II

                             ACNIELSEN CORPORATION

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
               FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, 1993
                                 (IN THOUSANDS)

                                                     COL. B        COL. C                        COL. E
                                                    ---------   -------------                   ---------
                      COL. A                         BALANCE      ADDITIONS        COL. D        BALANCE
                   -----------                      BEGINNING    CHARGED TO     -------------    AT END
                   DESCRIPTION                      OF PERIOD   OPERATIONS(A)   DEDUCTIONS(B)   OF PERIOD
--------------------------------------------------  ---------   -------------   -------------   ---------
Allowance for doubtful accounts:
  For the Year Ended December 31, 1995............   $ 8,077       $10,523         $ 1,311       $ 17,289
                                                      ======       =======          ======        =======
  For the Year Ended December 31, 1994............   $ 6,332       $ 4,443         $ 2,698       $  8,077
                                                      ======       =======          ======        =======
  For the Year Ended December 31, 1993............   $ 7,546       $ 2,491         $ 3,705       $  6,332
                                                      ======       =======          ======        =======

NOTE:

(a) The increase in additions in 1995 is substantially attributed to bad debt in Europe.

(b) Represents primarily the charge-off of uncollectible accounts for which a reserve was provided.

                                   EXHIBIT INDEX


EXHIBIT
  NO.                                      DESCRIPTION                                     PAGE
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
  2.1     Information Statement dated as of October   , 1996
  3.1     Form of Restated Certificate of Incorporation of ACNielsen Corporation*
  3.2     Form of Amended and Restated By-laws of ACNielsen Corporation*
  4.1     Specimen Common Stock certificate*
 10.1     Form of Distribution Agreement among The Dun & Bradstreet Corporation,
          Cognizant Corporation and ACNielsen Corporation*
 10.2     Form of Tax Allocation Agreement among The Dun & Bradstreet Corporation,
          Cognizant Corporation and ACNielsen Corporation*
 10.3     Form of Employee Benefits Agreement among The Dun & Bradstreet Corporation,
          Cognizant Corporation and ACNielsen Corporation*
 10.4     Form of Intellectual Property Agreement between and among The Dun & Bradstreet
          Corporation, Cognizant Corporation and ACNielsen Corporation*
 10.5     Form of Shared Transaction Services Agreement among The Dun & Bradstreet
          Corporation, Cognizant Corporation and ACNielsen Corporation*
 10.6     Form of Data Services Agreement among The Dun & Bradstreet Corporation,
          Cognizant Corporation and ACNielsen Corporation*
 10.7     Form of Transition Services Agreement among The Dun & Bradstreet Corporation,
          Cognizant Corporation and ACNielsen Corporation*
 10.8     Form of TAM Master Agreement between Cognizant Corporation and ACNielsen
          Corporation*
 10.9     Form of Indemnity and Joint Defense Agreement among The Dun & Bradstreet
          Corporation, Cognizant Corporation and ACNielsen Corporation*
 16.1     Letter from Coopers & Lybrand L.L.P. to ACNielsen Corporation confirming certain statements in the Information Statement*
 21       List of Subsidiaries of ACNielsen Corporation*
 27       Financial Data Schedule of ACNielsen Corporation*
 99.1     Chairman's Letter to Stockholders of The Dun & Bradstreet Corporation*
 99.2     Form of Rights Agreement between ACNielsen Corporation and First Chicago Trust
          Company of New York, as Rights Agent*



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* Previously filed.